EXHIBIT 4.9

                             REVOLVING TERM NOTE


                                                                 APRIL 24, 1998

$10,000,000.00                                            Boston, Massachusetts

      For value received, the undersigned (the "Borrower"), promises to pay to Brown Brothers Harriman & Co. ("Lender"), or order, the principal amount of Ten Million Dollars and Zero Cents ($10,000,000.00) or such lesser amount as may be outstanding under that certain Revolving Loan and Security Agreement, dated of even date herewith (the "Loan Agreement"), among the Borrower and each subsidiary of the Borrower and Lender, on or before April 24, 2000, with interest from the date hereof on the said principal balance from time to time outstanding. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to three-quarters of one percent (0.75%) above the Wall Street Journal Prime Rate (as hereinafter defined), payable quarterly in arrears on the 1st business day of each calendar quarter, commencing July 1, 1998.

      Wall Street Journal Prime Rate means the highest rate published from time to time by the Wall Street Journal as the Prime Rate, or, in the event the Wall Street Journal ceases to publish the Prime Rate, the base, reference or other rate then designated by Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto. The effective interest rate applicable to undersigned's loans shall change on the date of each change in the Wall Street Journal Prime Rate.

      Principal and interest shall be payable at the Lender's main office in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed and a 360-day year.

      This Note is a revolving note and subject to the foregoing the Borrower may, at its option, at any time prior to demand borrow, pay, prepay and reborrow hereunder, all in accordance with the provisions hereof and of any and all other agreements between the Borrower and the Lender related hereto; provided, however, that the principal balance outstanding shall at no time exceed the face amount of the Note.

      At the option of the holder, this Note shall become immediately due and payable without notice or demand upon the occurrence of an Event of Default under that certain Revolving Loan and Security Agreement, dated of even date herewith, among Lender, the undersigned; Avre, Inc., Binary Associates, Inc., SeraCare Acquisitions, Inc., BHM Labs, Inc., Sera Care Technology, Inc. and Western States Group, Inc.

      Any payments received by the Lender on account of this Note shall be applied first, to any costs, expenses or charges then owed to the Lender by the Borrower; second, to accrued and unpaid interest; and third, to the unpaid principal balance hereof. The Borrower hereby authorizes the Lender to charge any deposit account which the Borrower may maintain with the Lender for any payment required hereunder.

      The Borrower represents to the Lender that the proceeds of this Note will not be used for personal, family or household purposes.

      Any and all deposits or other sums at any time credited by or due to the undersigned or any endorser or guarantor hereof from the Lender or any of its banking or lending affiliates, or any Lender acting as a participant under any loan arrangement between the Lender and the Borrower, any endorser or guarantor hereof, and any cash, securities, instruments or other property of the undersigned in the possession of the Lender or any of its banking or lending affiliates, or any Lender acting as a participant under any loan arrangement between the Lender and the Borrower, any endorser or guarantor hereof, whether for safekeeping or otherwise, or in transit to or from the Lender or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on the Lender's behalf (regardless of the reason the Lender had received same or whether the Lender has conditionally released the same) shall at all times constitute security for all of the liabilities and obligations of the undersigned and any endorser and guarantor hereof to the Lender and may be applied or set off against such liabilities and obligations of the undersigned or any endorser or guarantor hereof to the Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender.

      No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every other maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable. The Borrower and each endorser and guarantor of this Note waive any rights to any homestead exemptions on record as of the date of this Note respecting any premises under the provisions of Chapter 188, Section 1, of the General Laws of Massachusetts.

      The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Lender and its directors, officers, employees, agents and attorneys harmless against any claim brought or threatened against the Lender by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Lender with counsel of the Lender's selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Lender.

      The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of the principal of and interest on this Note, including without limitation reasonable attorneys' fees. After demand, interest shall accrue at a rate per annum equal to the aggregate of Four (4%) percent plus the rate provided for herein. If any payment due under this
Note is unpaid for 10 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the holder's other remedies on account thereof), a late charge equal to 5.0% of such unpaid amount.

      This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

      The liabilities of the Borrower and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Lender of the Borrower or any one or more endorser or guarantor shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Lender. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Lender of the person from whom contribution is sought have been satisfied in full. The release or compromise by the Lender of any collateral shall not release any person obligated on account of this Note.

      A photographic or other reproduction of this Note may be made by the Lender if marked "copy" or

"duplicate" or with any similar designation, and any such reproduction shall be admissible in evidence with the same effect of the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

      This Note is delivered to the Lender at one of its offices in Massachusetts, shall be governed by the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

      The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Note. Each Borrower, endorser or guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each Borrower, endorser or guarantor irrevocably appoints the Secretary of State of the Commonwealth of Massachusetts as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower's, endorser's or guarantor's address shown below or as notified to the Lender and (ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon such Borrower, endorser or guarantor.

      EACH BORROWER, ENDORSER AND GUARANTOR AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ALL OF THE OBLIGATIONS OF EACH BORROWER TO THE LENDER, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EACH BORROWER, ENDORSER AND GUARANTOR CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

                             [INTENTIONALLY LEFT BLANK]

      Executed as an instrument under seal as of April 24, 1998.

Witness                              Borrower:

                                     SeraCare, Inc.


------------------------------       By: /s/ Barry D. Plost
                                        ----------------------------------
                                        Barry D. Plost, Chairman and CEO


                                     1925 Century Park East, Suite 1970
                                     Los Angeles, California
                                     90067




                            STATE OF CALIFORNIA


-------------------, ss.                                    April 24, 1998

      Then personally appeared the above-named Barry D. Plost, Chairman and CEO of SeraCare, Inc., and acknowledged the foregoing instrument to be the free act and deed of SeraCare, Inc., before me,


                                     /s/                        , Notary Public
                          --------------------------------------

                          My Commission expires: -----------------------------